Exhibit 99.1

Silver Triangle Building
25505 West Twelve Mile Road · Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
www.creditacceptance.com

NEWS RELEASE

Date:	October 30, 2003

FOR IMMEDIATE RELEASE

Investor Relations:	Douglas W. Busk Chief Financial Officer (248) 353-2700 Ext. 432 IR@creditacceptance.com

NASDAQ Symbol:	CACC

CREDIT ACCEPTANCE ANNOUNCES
DELAY IN THIRD QUARTER EARNINGS RELEASE

Southfield, Michigan — October 30, 2003 — Credit Acceptance Corporation (NASDAQ:CACC) Credit Acceptance Corporation announced today that its third quarter earnings announcement will occur following the conclusion of a desk review of its periodic reports by the Securities and Exchange Commission. Although the Company may reclassify certain balance sheet items in connection with the review, it is currently not aware of any issues that would adversely impact its previously reported financial results or shareholders’ equity.

Description of Credit Acceptance Corporation

Credit Acceptance is a financial services company specializing in products and services for a network of automobile dealer-partners. Credit Acceptance provides its dealer-partners with financing sources for consumers with limited access to credit and delivers credit approvals instantly through the internet. Other dealer-partner services include marketing, sales training and a wholesale purchasing cooperative. Through its financing program, Credit Acceptance helps consumers change their lives by providing them an opportunity to strengthen and reestablish their credit standing by making timely monthly payments. Credit Acceptance is publicly traded on the NASDAQ National Market under the symbol CACC. For more information, visit www.creditacceptance.com.